UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 18, 2018

Date of Report (Date of earliest event reported)

EVIO, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62930 O. B. Riley Rd, Suite 300, Bend, OR	97703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (541) 633-4568

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2018, EVIO Canada, Inc. (“EVIO Canada”), a wholly-owned subsidiary of EVIO, Inc. (the “Company”) entered into a Share Purchase Agreement (“SPA”) with Keystone Labs, Inc. (“Keystone”), Jodi McDonald, and Darren McDonald (Jodi McDonald and Darren McDonald collectively known as the “Vendors”). Pursuant to the SPA, the Vendors agreed to sell, assign and transfer to EVIO Canada and EVIO Canada agreed to purchase 45 Class A shares and 45 Class B shares of Keystone representing 45% of the issued and outstanding shares in the capital of Keystone (the “Purchases Shares”). Per the SPA, the purchase price for the Purchased Shares is $2,035,000. Furthermore, as a part of the SPA, the Company agreed to advance Keystone an amount up to $1,000,000 (the “Credit Agreement”). For the value received under the Credit Agreement, the Company received a promissory note with an 8% per annum interest rate on all outstanding sums. The SPA otherwise contains standard representations and warranties. The foregoing is not a complete description of all rights and obligations under the SPA and is qualified in its entirety by the SPA, a copy of which, with exhibits, is attached hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 and Exhibit 99.1, which are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Share Purchase Agreement between Keystone Labs, Inc., Jodi McDonald, Darren McDonald, and EVIO Canada, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.,

Date: April 24, 2018	By:	/s/ William Waldrop
William Waldrop Chief Executive Officer

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